PRESIDENTIAL REALTY CORP.          NEWS
180 SOUTH BROADWAY
WHITE PLAINS, NY  10605
(914) 948-1300



                                          FOR IMMEDIATE RELEASE
                                          White Plains, New York
                                          July 8, 2005



Jeffrey Joseph, President of Presidential Realty Corporation, a real estate investment trust whose shares are traded on the American Stock Exchange (PDLA and PDLB), announced today that on July 7, 2005 Presidential made a $9,500,000 mezzanine loan to an affiliate of The Lightstone Group ("Lightstone"). The Loan is secured by the ownership interests in the entities owning the Macon Mall, an enclosed two-story regional mall located in Macon, Georgia with 764,208 square feet of rentable area (and an additional 682,160 square feet of department store space in the mall area owned by four department stores), and the Burlington Mall, an enclosed single story regional mall located in Burlington, North Carolina with 416,442 square feet of rentable area (the "Properties"). The Loan has a term of 10 years, bears interest at the rate of 11% per annum and is prepayable (along with a 3% exit fee) upon repayment of the first mortgage covering the Properties or certain changes of control of Presidential. In connection with the loan, Presidential Realty obtained a 29% ownership interest in the companies owning the Properties. The Properties are subject to a first mortgage loan from Wachovia Bank, National Association in the original principal amount of $158,850,000.

Mr. Joseph stated that Presidential was pleased to complete another transaction with Lightstone in which Presidential receives interest at the rate of 11% per annum on its loan advance and obtains a 29% ownership interest in the properties. Mr. Joseph said that Presidential had made two similar loans to Lightstone in the last two quarters of 2004 where Presidential advanced a total of $17,538,000 and obtained a 29% ownership interest in seven regional shopping mall properties. In addition, Presidential has another $9,875,000 of loans outstanding from Lightstone secured by a number of apartment properties. All of these loans are in good standing.




PRESIDENTIAL REALTY CORP.          NEWS
180 SOUTH BROADWAY
WHITE PLAINS, NY  10605
(914) 948-1300



                                          FOR IMMEDIATE RELEASE
                                          White Plains, New York
                                          July 8, 2005





Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: trends and uncertainties in the general economic climate; the supply of and demand for residential, mall and other commercial properties; interest rate levels; the availability of financing and other risks associated with the development, acquisition, ownership and operation of properties. Additional factors that could cause Presidential's results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Form 10-KSB. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.


For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number